Exhibit 8.2

September 16, 2022

YUKAI Health Group Limited

Xinya Building 909, 910, and 911

121 Dongjie Road

Gulou District, Fuzhou

Fujian Province, China 350001

Ladies and Gentlemen:

We have acted as counsel as to matters of United States tax law, to YUKAI Health Group Limited, a Cayman Islands based holding company that provides medical equipment maintenance services primarily through its wholly owned subsidiary, Fuzhou Yukai Trading Co., Ltd., in the People’s Republic of China (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form F-1 (No. 333-265965), including any amendments or supplements thereto (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), as originally filed with the U.S. Securities and Exchange Commission (the “Commission”).

The facts, as we understand them, and upon which, with your permission, we rely in rendering the opinion herein, are set forth in the Registration Statement. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinions set forth below we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon factual statements and factual representations of officers of the Company.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

The statements made in the Registration Statement, under the caption “Material United States Federal Income Tax Considerations,” to the extent such statements relate to matters of United States tax law, represent our opinion. This opinion is given under Item 601 of Regulation S-K, as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of the prospectus, all of which are subject to change. We assume no obligation to inform you of any such change. Further, there can be no assurance that the Internal Revenue Service or a court will not take a contrary position.

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Our opinions expressed above are limited to the tax laws of the United States. We assume no obligation to revise or supplement this letter in the event of any changes in law or fact arising after the date hereof; provided, however, that our opinions set forth in the Registration Statement will be revised, if needed to remain accurate in all material respects as of the effective date of the Registration Statement.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and as an exhibit to any other Commission filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

We express no other opinion except as set forth above.

Very truly yours,

Hunter Taubman Fischer & Li LLC

www.htflawyers.com | info@htflawyers.com

48 Wall Street, Suite 1100 - New York, NY 10005 | Office: (212) 530-2210 | Fax: (212) 202-6380